FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2003

Commission file number 1-12579

OGE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1481638 (I.R.S. Employer Identification No.)

321 North Harvey
P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(Address of principal executive offices)
(Zip Code)

405-553-3000
(Registrant’s telephone number, including area code)

Item 5. Other Events

        On December 17, 2003, OGE Energy Corp. announced that the Federal Energy Regulatory Commission (“FERC”) ordered a hearing regarding the acquisition of the NRG McClain power plant by OGE Energy’s subsidiary, Oklahoma Gas and Electric Company (“OG&E”). The FERC action does not reject OG&E’s purchase of the McClain facility, but demonstrates that the Commission has some issues that will need to be addressed. Attached as Exhibit 99.01 is the press release for this announcement.

Item 7. (c) Exhibits

Exhibit Number	Description
99.01	Press release dated December 17, 2003, announcing OG&E Disappointed by FERC Delay of McClain Power Plant Acquisition.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP. (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

December 18, 2003

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Exhibit 99.01

OG&E Disappointed by FERC Delay of
McClain Power Plant Acquisition

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE) said today that it is disappointed by the Federal Energy Regulatory Commission’s action to order Oklahoma Gas and Electric Company’s acquisition of the NRG McClain power plant to hearing.

“We are disappointed,” said Steven E. Moore, OGE Energy’s Chairman, President and CEO. “We have yet to see an order from FERC outlining its concerns, but we are eager to begin the process of addressing the issues that the Commission has.”

Moore added that the FERC action does not reject OG&E’s purchase of the McClain facility, but demonstrates that the Commission has some issues that will need to be addressed.

The $159.9 million purchase from NRG McClain LLC, an indirect subsidiary of NRG Energy Inc., would add 400 megawatts of high-efficiency generating capacity to OG&E’s fleet of power plants. The new plant, and the savings it makes possible for OG&E’s customers, are major components of OG&E’s Customer Savings and Reliability Plan, filed Oct. 31 with the Oklahoma Corporation Commission.

“This acquisition holds great promise for our customers in the form of significant cost savings and improved reliability,” Moore said. “Today’s decision by FERC in no way concludes our efforts to pursue this acquisition and the savings that it will deliver to our customers.”

As part of a 2002 Oklahoma rate settlement agreement, OG&E guaranteed $75 million in customer savings over a three-year period after the acquisition of new generating capacity. Alternatively, the settlement called for the utility to reduce its rates by approximately $2 million per month if it did not acquire new generation by Jan. 1, 2004.

“We will promptly begin looking at all possible alternatives to avoid the $2 million monthly reduction,” Moore said. “We have made every effort to complete this acquisition. But now, because of today’s FERC delay, we may be unable to do so by year’s end.”

The McClain plant acquisition, announced Aug. 19, has received regulatory and procedural approvals from the U.S. Bankruptcy Court for the Southern District of New York, and antitrust clearance under the Hart-Scott-Rodino Act.

The Oklahoma Municipal Power Authority (OMPA) retains its 23 percent ownership interest in the 520-megawatt McClain plant, which began electric production in June 2001 using two combined-cycle General Electric generating turbines fueled by natural gas.

The acquisition would enable OG&E to meet increasing customer demand for electric power and effectively eliminate the need for OG&E to purchase power from other generators. Customer savings would begin immediately due to the plant’s highly efficient use of fuel. Further savings

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are promised as the McClain plant replaces expiring cogeneration contracts that have been mandated by the federal government.

OG&E serves approximately 720,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas. OGE Energy also is the parent company of Enogex Inc., a natural gas pipeline company with principal operations in Oklahoma and Arkansas.

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